UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 31, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road

Roswell, GA 30076

(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On August 31, 2012, AdCare Property Holdings, LLC (“AdCare Holdings”), a wholly owned subsidiary of AdCare Health Systems, Inc., entered into a Second Amendment to Purchase Agreement (the “Amendment”) with 1761 Pinewood Holdings, LLC (“Pinewood”), which amends that certain Purchase Agreement, dated April 27, 2012, and as amended on July 19, 2012 (collectively, the “Purchase Agreement”), between AdCare Holdings and Pinewood pursuant to which AdCare Holdings may acquire from Pinewood certain land, buildings, improvements, furniture, fixtures, operating agreements and equipment comprising the Sumter Valley Nursing and Rehab Center, a 96-bed skilled nursing facility located in Sumter, South Carolina, for an aggregate purchase price of $5,500,000, subject to the terms and conditions of the Purchase Agreement (the “Sumter Valley Purchase”).

The Amendment: (i) extends the closing date of the Sumter Valley Purchase to September 28, 2012; (ii) requires AdCare Holdings to deliver an additional $25,000 to Pinewood as a non-refundable fee in exchange for extending the closing date; (iii) provides for the disbursement to Pinewood of $100,000 of earnest money (the “Disbursed Earnest Money”); and (iv) provides that all earnest money under the Purchase Agreement (including, but not limited to, the Disbursed Earnest Money) shall be credited against the purchase price at closing (or returned to AdCare Holdings in the event of a default by Pinewood as specified in the Purchase Agreement).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2012	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer